Exhibit 24

Effective as of February 23, 2011, each person whose signature appears below hereby constitutes and appoints H. Watts Steger, III and Michelle A. Alexander, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission this report and any and all amendments to this report together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 23rd day of February, 2011.

Signature	Title

/S/ H. WATTS STEGER, III H. Watts Steger, III	Chief Executive Officer (principal executive officer) and Chairman of the Board

/S/ MICHELLE A. ALEXANDER Michelle A. Alexander	Senior Vice President and Chief Financial Officer

/S/ EDGAR K. BAKER Edgar K. Baker	Director

/S/ G. LYN HAYTH, III G. Lyn Hayth, III	Secretary of the Company, President of Bank of Botetourt and Director

/S/ JOYCE R. KESSINGER Joyce R. Kessinger	Director

/S/ GERALD A. MARSHALL Gerald A. Marshall	Director

/S/ TOMMY L. MOORE Tommy L. Moore	Director

/S/ D. BRUCE PATTERSON D. Bruce Patterson	Director

/S/ F. LINDSEY STINNETT F. Lindsey Stinnett	Director

/S/ JOHN B. WILLIAMSON, III John B. Williamson, III	Director